Exhibit 16.1

[LETTERHEAD OF DAVIDSON & COMPANY LLP]

April 5, 2010

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC USA 20549

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K dated April 5, 2010 of NovaBay Pharmaceuticals Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,

/s/ DAVIDSON & COMPANY LLP

DAVIDSON & COMPANY LLP
Chartered Accountants